Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated April 1, 2013, on the consolidated financial statements of ImageWare Systems, Inc., as of and for the years ended December 31, 2012 and 2011, included in or made a part of this Post-Effective Amendment No. 1 to Registration Statement No. 333-179469 on Form S-1/A, and to all references to our Firm included in this Registration Statement.

/s/ Mayer Hoffman McCann P.C.

San Diego, California
May 17, 2013